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                                                                    Exhibit 15.2


The Stockholders and
Board of Directors of
Morgan Stanley Dean Witter & Co.

We are aware of the incorporation by reference in the Registration Statements (Form S-4 No. 333-25003, Form S-3 No. 33-92172, Form S-3 No. 33-57202, Form S-3
No. 33-60734, Form S-3 No. 33-89748, Form S-3 No. 333-7947, Form S-3 No.
333-22409, Form S-3 No. 333-27919, Form S-3 No. 333-27881, Form S-3 No.
333-27893, Form S-3 No. 333-46935, Form S-8 No. 333-28141, Form S-8 No.
33-62374, Form S-8 No. 33-63024, Form S-8 No. 33-63026, Form S-8 No. 33-78038,
Form S-8 No. 33-79516, Form S-8 No. 33-82240, Form S-8 No. 33-82242, Form S-8
No. 33-82244, Form S-8 No. 333-4212, Form S-8 No. 333-28263, Amendment to Form
S-4 No. 333-25003 on Form S-8, and Form S-3 No. 333-46403) of Morgan Stanley Dean Witter & Co. ("MSDW") of our report dated March 27, 1997 in MSDW's Form 10-Q filed on April 13, 1998, relating to the unaudited condensed consolidated
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interim financial statements of Morgan Stanley Group Inc. (not presented separately herein).

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



/s/ ERNST & YOUNG LLP
New York, New York
April 13, 1998
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